Exhibit 23.1

Consent Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 27, 2020, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-237371) and related Prospectus of Tocagen Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP
San Diego, California
April 27, 2020